SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

ASTRONICS CORPORATION

(Name of Registrant as specified in its charter)

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ASTRONICS CORPORATION

130 Commerce Way, East Aurora, New York 14052

Dear Fellow Shareholders:

It is my pleasure to invite you to attend the 2013 Annual Meeting of Shareholders to be held at the new Astronics Advanced Electronic Systems Corp facility located at 12950 Willows Road NE, Kirkland, WA 98034 at 10:00 a.m. Pacific Time on Tuesday, May 14, 2013. The doors will open at 9:30 a.m. Please arrive early and join us for a tour of our facility.

Your vote is important. To be sure your shares are voted at the meeting, even if you are unable to attend in person, please sign and return the enclosed proxy card(s) as promptly as possible. This will not prevent you from voting your shares in person if you do attend.

This year the Annual Meeting of Shareholders will be held to consider and take action with regard to:

•	the election of six directors,

•	the approval of the selection of the Company’s auditors,

•	the approval of an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock, and

•	the approval of an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Class B Stock.

Complete details are included in the accompanying proxy statement.

I look forward to meeting with you and hearing your views on the progress of Astronics.

Kevin T. Keane

Chairman of the Board

East Aurora, New York

April 5, 2013

ASTRONICS CORPORATION

130 COMMERCE WAY, EAST AURORA, NEW YORK 14052

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DEAR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Astronics Corporation will be held at the Astronics Advanced Electronic Systems Corp facility located at 12950 Willows Road NE, Kirkland, WA 98034 on Tuesday, May 14, 2013 at 10:00 a.m. Pacific Time, to consider and take action on the following:

1.	To elect the Board of Directors;

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the current fiscal year;

3.	To approve an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock;

4.	To approve an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Class B Stock; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 26, 2013 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

It is important that your shares be represented at the Annual Meeting whether or not you plan to attend. Accordingly, we request that you vote at your earliest convenience. Such shareholders are requested to complete, date, sign and return the enclosed proxy card(s) in the return envelope enclosed. Further instructions are contained in the enclosed proxy card.

By Order of the Board of Directors

/s/ David C. Burney,

Secretary

East Aurora, New York

Dated: April 5, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD May 14, 2013:

The enclosed proxy statement and 2012 Annual Report to Shareholders are available at http://proxy.astronics.com.

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

MAY 14, 2013

This Proxy Statement and the enclosed form of proxy are furnished to the shareholders of Astronics Corporation, a New York corporation (“Astronics” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, May 14, 2013 at Astronics Advanced Electronic Systems Corp, 12950 Willows Road NE, Kirkland, WA 98034 at 10:00 a.m. Pacific Time and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. In addition to solicitation by mail, to the extent necessary to ensure sufficient representation at the Annual Meeting, solicitations may be made by personal interview, telecommunication by officers and other regular employees of the Company. The cost of this proxy solicitation will be borne by the Company. It is contemplated that this Proxy Statement and the related form of proxy will be first sent to shareholders on or about April 5, 2013.

If the enclosed proxy is properly executed and returned, and the shareholder specifies a choice on the proxy, the shares represented thereby will be voted (or withheld from voting) in accordance with the instructions contained therein. If the proxy is executed and returned but no specification is made, the proxy will be voted (i) FOR the election of each of the nominees for director listed below, (ii) FOR the proposal to ratify the appointment of independent auditors, (iii) FOR the proposal to approve an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock and (iv) FOR the proposal to approve an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Class B Stock. The Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this proxy statement. If any other matters are presented at the Annual Meeting, the proxy holders will vote the proxies in accordance with their judgment.

A shareholder may revoke any proxy given pursuant to this solicitation at any time prior to its use, by the shareholder voting in person at the meeting, by submitting a proxy bearing a date subsequent to the date on the proxy to be revoked or by written notice to the Secretary of the Company. A notice of revocation need not be on any specific form.

RECORD DATE AND VOTING SECURITIES

The Board of Directors has fixed the close of business on March 26, 2013 as the record date for determining the holders of Common Stock and Class B Stock entitled to notice of and to vote at the meeting. On March 26, 2013, Astronics Corporation had outstanding and entitled to vote at the meeting a total of 11,157,938 shares of Common Stock and 3,355,289 shares of Class B Stock. Each outstanding share of Common Stock is entitled to one vote and each outstanding share of Class B Stock is entitled to ten votes on all matters to be brought before the meeting. The Common Stock and Class B Stock vote as a single class on all matters presented at the meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock and Class B Stock entitled to vote at the Annual Meeting will constitute a quorum. Each nominee for election as a director requires a plurality of the votes cast in order to be elected. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. Votes cast FOR the nominees will count as “yes votes;” and WITHHOLD votes will be excluded entirely from the vote and will have no effect. A majority of the votes cast is required to approve the selection of the Company’s auditors. The amendment to our Restated Certificate of Incorporation, as amended, to increase the authorized shares of Common Stock and the amendment to our Restated Certificate of Incorporation, as amended, to increase the authorized shares of Class B Stock each require the approval by a vote of the majority of our outstanding shares.

Shares held in a brokerage account or by another nominee are considered held in “street name” by the shareholder. A broker or nominee holding shares for a shareholder in “street name” may not vote on matters relating to the election of directors unless the broker or nominee receives specific voting instructions from the shareholder. As a result, absent specific instructions, brokers or nominees may not vote a shareholder’s shares with respect to the election of directors, and such shares will be considered “broker non-votes” for such proposal. Broker non-votes in connection with the election of one or more nominees for director will not be counted and will have no effect. Therefore, it is particularly important for shareholders holding shares in “street name” to instruct their brokers as to how they wish to vote their shares.

In accordance with New York Law, abstentions and broker non-votes will be counted in determining the existence of a quorum, but will not be counted in favor or against the ratification of Ernst & Young LLP as the Company’s independent auditors of the Company for 2013, the approval of the amendment to our Restated Certificate of Incorporation, as amended, to increase the authorized shares of Common Stock or the approval of the amendment to our Restated Certificate of Incorporation, as amended, to increase the authorized shares of Class B Stock. Abstention and non-broker votes will have no effect on the proposal to ratify Ernst & Young LLP as our independent auditors but will have the effect of a negative vote on the proposal to amend the Restated Certificate of Incorporation, as amended to increase the authorized shares of Common Stock and the proposal to amend the Restated Certificate of Incorporation, as amended to increase the authorized shares of Class B Stock, each of which requires the affirmative vote of the majority of outstanding shares.

PROPOSAL 1

ELECTION OF DIRECTORS

The Shareholders are being asked to elect six directors to the Company’s Board of Directors to hold office until the election and qualification of their successors at the next annual meeting. The six directors who are so elected will be all of the directors of the Company. Unless the proxy directs otherwise, the persons named in the enclosed form of proxy will vote for the election of the six nominees named below. With the exception of Mr. Gundermann, each of the nominees is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect. If any of the nominees should be unable to serve as a director, or for good reason will not serve, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. It is not anticipated that any of the nominees will be unable to serve.

The following information is provided concerning the nominees for director:

Name of Nominee	Age	Positions and Offices With Astronics	First Elected or Appointed Director

Raymond W. Boushie	73	Director; Compensation, Audit and Nominating/Governance Committees of the Board of Directors	2005

Robert T. Brady	72	Director; Audit and Nominating/Governance Committees of the Board of Directors	1990

John B. Drenning	75	Director; Nominating/Governance Committee of the Board of Directors	1970

Robert J. McKenna	64	Director; Compensation, Audit and Nominating/Governance Committees of the Board of Directors	1996

Kevin T. Keane	80	Chairman of the Board and Director of the Company; Compensation Committee of Board of Directors	1970

Peter J. Gundermann	50	Director, President and Chief Executive Officer of the Company	2001

Raymond W. Boushie retired in 2005 as President and CEO of Crane Co.’s Aerospace & Electronics segment, a position he held since 1999. Previously he was President of Crane’s Hydro-Aire operation. Mr. Boushie has a B.A. from Colgate University, and has completed graduate work at the University of Michigan and the Wharton School of Finance at the University of Pennsylvania. Mr. Boushie has over 40 years of Aerospace industry experience.

Robert T. Brady is the Executive Chairman of Moog Inc., a publicly traded company that is a designer and manufacturer of high performance, precision motion and fluid controls and control systems for use in aerospace, defense, industrial and medical markets. Mr. Brady was Chief Executive Officer of Moog Inc. from 1988 to December 1, 2011, he has been a Moog Board member since 1984 and in 1996, he was elected Chairman of the Board of Moog, Inc. Prior to joining Moog in 1966, Mr. Brady served as an officer in the U.S. Navy. Mr. Brady received his B.S. in Mechanical Engineering from the Massachusetts Institute of Technology and his M.B.A. from Harvard Business School.

John B. Drenning is a partner in the Buffalo, New York law firm of Hodgson Russ LLP and has been in the private practice of law since 1964. Mr. Drenning received his law degree from Cornell University.

Robert J. McKenna was President and Chief Executive Officer of Wenger Corporation, a manufacturer of facility products for performing arts and education markets from 2001 through his retirement in 2005. From 1994 to 2001, Mr. McKenna was Chairman of the Board, President and Chief Executive Officer of Acme Electric Corporation, a manufacturer of power conversion systems for electronic and electrical systems. Mr. McKenna received a B.S. in Business Management from Western Kentucky University.

Kevin T. Keane has been Chairman of the Company since 1974. Mr. Keane was previously the President and Chief Executive Officer of the Company. Mr. Keane began his career with the Company as Executive Vice President in 1970 and remains active in his role as Chairman of the Board of the Company. He holds an A.B. in Economics and an M.B.A. from Harvard University.

Peter J. Gundermann has been a director of Astronics since 2001 and has held the position of President and Chief Executive Officer of the Company since 2003. Mr. Gundermann has served as the President of Astronics Aerospace and Defense subsidiaries since 1991 and has been with the Company since 1988. He holds a B.A. in Applied Mathematics and Economics from Brown University and earned an M.B.A. from Duke University.

Other Directorships

Current directors and/or director nominees of the Company are presently serving, or have served during the preceding five years, on the following boards of directors of other publicly traded companies:

Name of Director	Company
Raymond W. Boushie	Moog Inc.
Robert T. Brady	Moog Inc.; M&T Bank Corporation; National Fuel Gas Company, Seneca Foods Corporation*
Peter J. Gundermann	Moog Inc.
Kevin T. Keane	MOD-PAC Corp.
Robert J. McKenna	MOD-PAC Corp.

*	Effective August 2011, Mr. Brady is no longer serving as a director of Seneca Foods Corporation and did not stand for re-election in accordance with Seneca Foods Corporation’s by-laws.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board of Directors Independence

The Board of Directors has determined that each of its current directors, except for Mr. Gundermann, is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect.

Board of Directors Meetings and Standing Committees

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time as appropriate. All Directors are expected to attend each meeting of the Board of Directors and the committees on which he serves, and are also invited, but not required, to attend the Annual Meeting. The Board of Directors has three standing committees: an Audit Committee, Compensation Committee, and Nominating/Governance Committee. During the year ended December 31, 2012, the Board of Directors held six meetings. Each director attended at least 75% of the meetings of the Board of Directors.

The Audit Committee consists of Messrs. Brady (Chair), Boushie, and McKenna, each of whom is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect. The Board of Directors has determined that Messrs. Brady, Boushie and McKenna are each an “audit committee financial expert” as defined under federal securities laws. Information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year is set forth in the “Report of the Audit Committee” included in this proxy statement. The Audit Committee held three meetings in 2012. The Audit Committee is governed by a written charter approved by the Board of Directors that is posted on the Investor Relations section of the Company’s website at www.astronics.com.

The Compensation Committee currently consists of Messrs. Boushie (Chair), Keane and McKenna, each of whom is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect. The Compensation Committee is responsible for reviewing and approving compensation levels for the Company’s executive officers and reviewing and making recommendations to the Board of Directors with respect to other matters relating to the compensation practices of the Company. In appropriate circumstances, the Compensation Committee considers the recommendations of the Company’s Chief Executive Officer, with respect to reviewing and approving compensation levels for other executive officers. The Compensation Committee does not use outside compensation consultants on a regular basis. The Committee may consult broad-based third party survey data to obtain a general understanding of current compensation practices of companies of similar size and industry in which the Company competes for employees. The Compensation Committee held two meetings in 2012. The Compensation Committee is not governed by a written charter.

The Nominating/Governance Committee consists of Messrs. McKenna (Chair), Boushie, Brady and Drenning, each of whom is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect. The Nominating/Governance Committee is responsible for evaluating and selecting candidates for the Board of Directors and addressing corporate governance matters on behalf of the Board of Directors. In performing its duties to recommend nominees for the Board of Directors, the Nominating/Governance Committee seeks director candidates with the following qualifications, at minimum: high character and integrity; substantial life or work experience that is of particular relevance to the Company; sufficient time available to devote to his or her duties; and ability and willingness to represent the interests of all shareholders rather than any special interest group. The Nominating/Governance Committee may use third-party search firms to identify Board of Director candidates. It also relies upon recommendations from a wide variety of its contacts, including current executive officers, directors, community leaders and shareholders, as a source for potential candidates. Shareholders wishing to submit or nominate candidates for election to the Board of Directors must supply information in writing regarding the candidate to the Nominating/Governance Committee at the Company’s executive offices in East Aurora, New York. This information should include the candidate’s name, biographical data and qualifications. Generally, the Nominating/Governance Committee will conduct a process of making a preliminary assessment of each proposed nominee based upon biographical data and qualifications. This information is evaluated against the criteria described above and the specific needs of the Company at the time. Additional information regarding proposed nominees may be requested. On the basis of the information gathered in this process, the Nominating/Governance Committee determines which nominee to recommend to the Board of Directors. The Nominating/Governance Committee uses the same process for evaluating all nominees, regardless of the source of the recommendation. The Nominating/Governance Committee held one meeting in 2012. The Nominating/Governance Committee is not governed by a written charter but acts pursuant to a resolution adopted by the Board of Directors addressing the nomination process as required by federal securities laws and NASDAQ Stock Market, LLC regulations.

Executive Sessions of the Board

Non-management directors meet regularly in executive sessions. “Non-management” directors are all those directors who are not Company employees and includes directors, if any, who are not independent as determined by the Board of Directors. The Company’s non-management directors consist of all of its current directors, except Mr. Gundermann. An executive session of the Company’s non-management directors is generally held in conjunction with each regularly scheduled Board of Directors meeting. Additional executive sessions may be called at the request of the Board of Directors or the non-management directors.

Code of Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to its Chief Executive Officer, Chief Financial Officer as well as all other directors, officers and employees of the Company. This Code of Business Conduct and Ethics is posted on the Investor Information section of the Company’s website at www.astronics.com. The Company will disclose any amendment to this Code of Business Conduct and Ethics or waiver of a provision of this Code of Business Conduct and Ethics, including the name of any person to whom the waiver was granted, on its website.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of the Company’s Compensation Committee or any of its executive officers and any member of any other company’s board of directors or compensation committee (or equivalent), nor has any such relationship existed in the past. No member of the Compensation Committee was, during fiscal 2012, an officer or employee of the Company or any of its subsidiaries.

Compensation of Directors

The following table sets forth the cash compensation as well as certain other compensation paid to the Company’s directors during the year ended December 31, 2012:

Name	Fees Earned or Paid in Cash	Option Awards(3)	Total
Raymond W. Boushie(1)	$25,000	$55,080	$80,080
Robert T. Brady(1)	$25,000	$55,080	$80,080
John B. Drenning(1)	$25,000	$55,080	$80,080
Peter J. Gundermann(2)	—	—	—
Kevin T. Keane(1)	$30,000	$55,080	$85,080
Robert J. McKenna(1)	$25,000	$55,080	$80,080

(1)	In 2012, each of Messrs. Boushie, Brady, Drenning, Keane and McKenna was awarded options under the 2005 Director Stock Option Plan to purchase 3,000 shares of Common Stock and 450 shares of Class B Stock at an exercise price of $29.99 per share. These options vested in full on August 28, 2012 and terminate on February 28, 2022. At December 31, 2012, Messrs. Boushie, Brady, Drenning, Keane and McKenna had options to purchase 22,000, 39,970, 39,970, 56,500 and 31,000 shares of Astronics Common stock and 7,857, 18,302, 18,302, 27,909 and 13,088 shares of Astronics Class B Stock, respectively. The exercise price is 100% of the fair market value on date of grant.

(2)	Peter J. Gundermann receives no separate compensation as a director of the Company.

(3)	All options issued to directors were issued pursuant to the Company’s 2005 Director Stock Option Plan. Options issued under this plan have an exercise price no less than the fair market value of the Common Stock on the date of grant. These options vest six months after date of grant, and generally expire ten years after the date of grant. The total fair value of the award is calculated in accordance with FASB ASC Topic 718. The amounts do not reflect the actual amounts that may be realized by the director. A discussion of the assumptions used in calculating these values is in Note 13 to the audited financial statements in Astronics Corporation Annual Report on Form 10-K for the year ended December 31, 2012.

Options

The Company’s 1997 and 2005 Director Stock Option Plans authorizes it to grant options to purchase shares of common stock to its directors who are not executive officers or employees. Peter J. Gundermann and David C. Burney comprise the stock option committee that administers the Director Stock Option Plans. Stock option grants generally are made during the 30-day period commencing one week after the issuance of a press release announcing the Company’s quarterly or annual results of operations. The Compensation Committee reviews and approves stock option awards to directors based upon a review of competitive compensation data, its assessment of individual performance and retention considerations. In 2012, each of Messrs. Boushie, Brady, Drenning, Keane and McKenna were awarded options under the Director Stock Option Plans to purchase 3,000 shares of Common Stock and 450 shares of Class B Stock at an exercise price of $29.99 per share. These options vested in full on August 28, 2012 and terminate on February 28, 2022.

Directors’ and Officers’ Indemnification Insurance

The Company has in place Directors’ and Officers’ Liability Insurance policies written by the Chubb Group and The Travelers for a twelve month term expiring July 1, 2013. The twelve month premium was $202,597. The policies have limits of $15 million in the aggregate and provide indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of their conduct in such capacities.

The Company also has entered into indemnification agreements with its officers and directors. The indemnification agreements provide that the officer or director will be indemnified for expenses, investigative costs and judgments arising from certain threatened, pending or completed legal proceedings.

Contacting the Board of Directors

Although we do not have a formal policy regarding communications with the Board of Directors, shareholders may communicate with the Board of Directors by writing to: Board of Directors, Astronics Corporation, 130 Commerce Way, East Aurora, New York, 14052. Shareholders who would like their submission directed to a particular director may so specify and the communication will be forwarded, as appropriate.

Board Composition and Diversity

The Board of Directors seeks to ensure that it is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board of Directors to satisfy its oversight responsibilities effectively. A slate of Directors to be nominated for election at the annual shareholders’ meeting each year is approved by the Board of Directors. In identifying candidates for Director, the Board of Directors takes into account (1) the comments and recommendations of board members regarding the qualifications and effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new board members, (2) the requisite expertise and sufficiently diverse backgrounds of the Board of Directors’ overall membership composition, (3) the independence of outside Directors and other possible conflicts of interest of existing and potential members of the Board of Directors and (4) all other factors it considers appropriate. Although the Company has no policy regarding diversity, the Board of Directors believe that diversity is an important component of a board of directors, including such factors as background, skills, experience and expertise.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board of Directors focused primarily on the information discussed in each of the Directors’ individual biographies set forth elsewhere in this proxy statement. In particular, with regard to Mr. McKenna, the Board of Directors considered his strong background in the manufacturing sector, believing that his experience is invaluable in evaluating performance management and other aspects of the Company. With regard to Messrs. Boushie and Brady, the Board of Directors considered their significant experience, expertise and background with regard to the aerospace industry. The Board of Directors also considered the broad perspective brought by Mr. Drenning’s experience as an attorney representing companies in many diverse industries. The Board of Directors also considered the many years of experience with the Company represented by Messrs. Keane and Gundermann, the Company’s Chairman of the Board and Chief Executive Officer, respectively — over thirty five years in the case of Mr. Keane, and over twenty years in the case of Mr. Gundermann.

Board Leadership Structure

The roles of the Company’s Chairman of the Board and as Chief Executive Officer have been served by separate individuals since 2003. The Company believes this leadership structure supports its current belief that it is the Chief Executive Officer’s responsibility to manage the Company and the Chairman’s responsibility to manage the Board.

The Company believes its Chief Executive Officer and Chairman of the Board have an excellent working relationship that has allowed Mr. Gundermann to focus on the challenges that the Company is facing in the current business environment. By separating the roles of the Chairman of the Board and Chief Executive Officer positions, the Company ensures there is no duplication of effort between them. This provides strong leadership for the Company’s Board of Directors, while also positioning the Chief Executive Officer as the leader of the Company in the eyes of its customers, employees and other stakeholders.

Risk Oversight

The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of the Company’s risk management is not only understanding the risks it faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board of Directors in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls over financial reporting as well as compliance risk. In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy.

Executive Officers

The executive officers of the Company, their ages, their positions and offices with the Company, and the date each assumed their office with the Company, are as follows:

Name and Age of Executive Officer	Positions and Offices with Astronics	Year First Elected Officer
Peter J. Gundermann	President, Chief Executive Officer and Director of the Company	2001
Age 50
David C. Burney	Vice President-Finance, Treasurer, Secretary and Chief Financial Officer of the Company	2003
Age 50
Mark A. Peabody	Astronics Advanced Electronic Systems Corp Executive Vice President	2010
Age 53
James S. Kramer	Luminescent Systems Inc. Executive Vice President	2010
Age 49

The principal occupation and employment for all executives listed above for the past five years has been with the Company in their respective current roles.

REPORT OF AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management and the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee is comprised of the Directors named below, each of whom is independent as defined under Section 10A(m)(3) of the Exchange Act and under the NASDAQ Stock Market, LLC listing standards currently in effect. In addition, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002, the Board of Directors has determined that each of Messrs. Boushie, Brady and McKenna qualify as an “audit committee financial expert.”

The Audit Committee operates under a written charter which includes provisions requiring Audit Committee advance approval of all audit and non-audit services to be provided by independent public accountants.

The Audit Committee reviewed and discussed with management and Ernst & Young LLP, the Company’s independent registered public accounting firm, the Company’s audited consolidated financial statements for the year ended December 31, 2012. In addition, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standard No. 61, Communications with Audit Committees, as amended or supplemented.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

February 22, 2013

Robert T. Brady, Chairman

Raymond W. Boushie

Robert J. McKenna

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Company’s compensation philosophy and program objectives are directed by two primary guiding principles. First, the program is intended to provide levels of compensation sufficient to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the Company’s executives and shareholders such that a portion of each executive’s compensation is directly linked to maximizing long-term growth of shareholder value.

The Company’s goals are to outperform its industry, in terms of growth, financial performance, and innovation. In support of these goals, the executive compensation program is designed to energize its executive officers to outperform its industry and to reward performance that is directly relevant to the Company’s short-term and long-term success. As such, the Company provides both short-term and long-term incentives. The Committee has structured the executive compensation program with three primary underlying components: base salary, annual cash bonus incentives and long-term incentives. The Company’s compensation objective is to (i) compensate its executive officers at a base level that is competitive with salaries near the average salaries paid by companies of similar size and nature; (ii) provide the opportunity for its executive officers to earn additional compensation in the form of annual cash bonuses ; and (iii) design long-term incentive plans to focus executive efforts on the long-term goals of the Company and to maximize total return to the Company’s shareholders, while taking into account the Company’s relative performance and strategic goals.

The Compensation Committee utilizes its expertise and knowledge of the markets in which the Company competes for employees in determining compensation policy. In addition, the Committee may consult broad-based third party survey data to obtain a general understanding of current compensation practices of companies of similar size and industry.

Base Salary

The Compensation Committee approves the salaries paid to the Company’s executive officers and as part of its responsibilities reviews these salaries annually. Individual salary changes are based on a combination of factors such as the performance of the executive, salary level relative to the competitive market, level of responsibility, growth of Company operations and experience of the executive. In appropriate circumstances, the Compensation Committee considers the recommendations of the Company’s Chief Executive Officer.

Cash Bonus

The Compensation Committee has the authority to award discretionary annual incentive cash bonuses to the Company’s executive officers. Annual incentive bonuses are intended to compensate officers for achieving financial, strategic and operational success. Bonuses are not tied to specific, objective targets such as achieving a particular profit level. The Compensation Committee considers a number of factors in determining bonuses. Factors considered include profitability, sales growth, the performance of the individual in the view of the Compensation Committee, comparisons to external broad-based compensation data provided by a third party for the purpose of obtaining a general understanding of compensation practices of companies of similar size and industry and available information with respect to the aerospace and defense industry. Bonuses are not capped. Bonuses are reviewed and approved by the Compensation Committee. In appropriate circumstances, the Compensation Committee considers the recommendations of the Company’s Chief Executive Officer.

Long-Term Incentives

The Company believes that long-term performance is achieved through an ownership culture that incentivizes its executive officers through the use of stock-based awards. The Company’s stock option plans have been established to provide certain of its employees, including its executive officers, with incentives to help align those employees’ interests with the long-term interests of the Company’s shareholders. The Compensation Committee believes that the use of stock-based awards is an important element of achieving its compensation goals. The Company has not adopted stock ownership guidelines, and, other than the Company’s broad-based Employee Stock Purchase Plan, its stock option plans have provided the principal method for its executive officers to acquire equity or equity-linked interests in the Company.

Options

The Company’s Stock Option Plan authorizes it to grant options to purchase shares of common stock to its employees. The goal of stock options is to create long-term incentives for key employees to maximize future performance of the Company. The Compensation Committee is the administrator of the Stock Option Plan. Stock option grants generally are made annually or at the commencement of employment. The Compensation Committee reviews and approves stock option awards to executive officers based upon a review of competitive compensation data, its expectation of future individual performance, a review of each executive’s existing long-term incentives and retention considerations. Periodic stock option grants are made at the discretion of the Compensation Committee to eligible employees and, in appropriate circumstances, the Compensation Committee considers the recommendations of the Company’s Chief Executive Officer. In 2012, the named executive officers were awarded stock options in the amounts indicated in the section entitled “Grants of Plan Based Awards.” Stock options granted by the Company have an exercise price equal to the fair market value of the Common Stock on the day of grant, typically straight line vest 20% per annum based upon continued employment over a 5-year period, and generally expire ten years after the date of grant. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended.

Employment Agreements

Mr. Gundermann serves as our President and Chief Executive Officer under an Employment Benefit Termination Agreement dated December 16, 2003. The agreement was effective as of December 16, 2003 and ends upon Mr. Gundermann’s attainment of age 70, unless earlier terminated in accordance with the terms of the agreement. Under this agreement, Mr. Gundermann receives an annual salary and bonuses as determined by the Compensation Committee. He is also eligible to participate in the Company’s employee benefit plans and to receive fringe benefits made generally available to our senior management.

In the event Mr. Gundermann’s employment is terminated within two years following, or directly or indirectly in connection with or in anticipation of, a change in control of the Company, he will be entitled to receive (i) his salary and fringe benefits through the termination date and an amount equal to the greater of two times his then current annual base salary or two times his average annual base salary for the two years preceding the termination date, (ii) all vested benefits under any Company retirement, profit sharing or supplemental retirement plan in which he participates and (iii) for a period of two years from the termination date, continue to be provided with an automobile or reimbursement of automobile expense. Mr. Gundermann has the option to receive some or all of the foregoing salary and benefits in a lump sum payment. In addition to the benefits set forth above, upon a change in control, Mr. Gundermann will be entitled to (i) exercise all vested or unvested stock options held by him on the termination date within the one year period following the termination date, or in lieu thereof, receive the bargain element of such stock options in cash, (ii) continue to receive, for a period of two years from the termination date, health, life and disability insurance coverage for which he was eligible during his employment with the Company and (iii) receive payment for accrued but unused vacation prorated for the length of his services in the calendar year in which his termination occurs.

Messrs. Burney, Kramer and Peabody serve as officers of the Company under Employment Benefit Termination Agreements. The agreements end upon their attainment of age 70, unless earlier terminated in accordance with the terms of the agreement. Under these agreements, Messrs. Burney, Kramer and Peabody receive an annual salary and bonuses as determined by the Compensation Committee. They are also eligible to participate in the Company’s employee benefit plans and to receive fringe benefits made generally available to our senior management.

In the event Messrs. Burney, Kramer and Peabody’s employment is terminated within two years following, or directly or indirectly in connection with or in anticipation of a change in control of the Company, each will be entitled to receive (i) his salary and fringe benefits through the termination date and an amount equal to the greater of his then current annual base salary or his average annual base salary for one year preceding the termination date, (ii) all vested benefits under any Company retirement, profit sharing or supplemental retirement plan in which he participates and (iii) for a period of one year from the termination date, continue to be provided with an automobile or reimbursement of automobile expense if applicable. Messrs. Burney, Kramer and Peabody have the option to receive some or all of the foregoing salary and benefits in a lump sum payment. In addition to the benefits set forth above, upon a change in control, Messrs. Burney, Kramer and Peabody will be entitled to (i) exercise all vested or unvested stock options held by him on the termination date within the one year period following the termination date, or in lieu thereof, receive the bargain element of such stock options in cash, (ii) continue to receive, for a period of one year from the termination date, health, life and disability insurance coverage for which they were eligible during their employment with the Company and (iii) receive payment for accrued but unused vacation prorated for the length of their services in the calendar year in which the termination occurs.

Under the agreements with Mr. Gundermann, Mr. Burney, Mr. Kramer and Mr. Peabody a “change in control” means and is deemed to have occurred if there is a transfer in one or more transactions, extending over a period of not more than 24 months, of Common Stock of the Company possessing 25% or more of the total combined voting power of all of the Company’s Common and Class B shares of Common Stock. A transfer shall be deemed to occur if shares of Common Stock are either transferred or made the subject of options, warrants or similar rights granting a third party the opportunity to acquire ownership or voting control of such Common Stock.

Compensation Committee Report

The Compensation Committee of the Board of Directors (the “Committee”) determines the compensation of the Chief Executive Officer and other executive officers of the Company. The Committee is composed entirely of directors who are neither executive officers nor employees of the Company. In addition to determining the salary and bonus compensation for the Company’s executive officers, the Committee determines the grants under the Company’s Stock Option Plan and oversees the administration of other compensation plans and programs.

The Committee has reviewed the Compensation Discussion and Analysis contained elsewhere in this proxy statement and has discussed it with management. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.

February 22, 2013

Raymond W. Boushie, Chairman

Kevin T. Keane

Robert J. McKenna

Summary Compensation Table

The following table sets for the cash compensation as well as certain other compensation earned by the Company’s Named Executive Officers during the year ended December 31, 2012. Such amounts do not reflect actual cash received by the Named Executive Officers (NEO) in 2012.

Name and Principal Position	Year	Salary	Bonuses	Option Awards(1)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings		All Other Compensation		Total
Peter J. Gundermann,	2012	$376,000	$394,649	$208,318	$646,539	(2)	$38,238	(4)	$1,663,744
President and Chief Executive Officer	2011	$365,000	$182,000	$206,510	$504,545	(2)	$42,791		$1,300,846
	2010	$311,000	$180,000	$184,338	$186,536	(2)	$41,073		$902,947

David C. Burney,	2012	$257,000	$210,520	$71,296	$1,339,405	(3)	$36,426	(5)	$1,914,647
Executive Vice President — Finance and Chief Financial Officer	2011	$245,000	$123,000	$69,480	$—		$38,121		$475,601
	2010	$211,000	$97,000	$62,700	$—		$32,687		$403,387

James S. Kramer,	2012	$230,000	$133,796	$63,498	$1,132,383	(3)	$17,738	(6)	$1,577,415
Executive Vice President	2011	$215,000	$84,000	$61,760	$—		$23,134		$383,894
	2010	$185,000	$37,914	$54,549	$—		$21,676		$299,139

Mark A. Peabody,	2012	$298,000	$314,802	$82,436	$1,062,256	(3)	$12,500	(7)	$1,759,994
Executive Vice President	2011	$291,746	$210,878	$82,990	$—		$12,250		$597,864
	2010	$275,200	$166,085	$81,510	$—		$12,250		$535,045

(1)	The amounts reported in the “Option Awards” reflect the fair value on the grant date of the award. The total fair value of the option award is calculated in accordance with FASB ASC Topic 718. The amounts do not reflect the actual amount that may be realized by the executive officers. A discussion of the assumptions used in calculating these values is in Note 13 to the audited financial statements in the Astronics Corporation Annual Report on Form 10-K for the year ended December 31, 2012.

(2)	Represents the annual increase in the actuarial present value of Mr. Gundermann’s accumulated benefits under our Supplemental Retirement Plan “(SERP)”, not actual payments made to the participant or to an account on his behalf. The actuarial estimate is based on a number of assumptions such as interest rates, retirement age, life expectancy, future wages, assumes each participant will vest in the benefit and that the plan will continue to exist and pay benefits in the future.

(3)	In March 2012 Messrs. Burney, Kramer and Peabody were named by the Board of Directors as participants in a non-qualified, unfunded supplemental executive retirement plan (SERP II). The amounts shown represent the entire actuarial present value of the estimated future pension benefits and not actual payments made to the participant or to an account on their behalf. The actuarial estimate is based on a number of assumptions such as interest rates, retirement age, life expectancy, future wages, assumes each participant will vest in the benefit and that the plan will continue to exist and pay benefits in the future.

(4)	Represents personal use of company plane, automobile, contributions to a medical reimbursement plan, personal financial planning and tax return preparation expense, gross up for income taxes related to benefits of $10,541 and the contribution to the Company’s Profit Sharing/401K Plan made by the Company.

(5)	Represents club fees and dues, automobile allowance, contribution to a medical reimbursement plan, gross up for income taxes related to benefits of $5,374 and the contribution to the Company’s Profit Sharing/401K Plan made by the Company.

(6)	Represents club fees and dues, gross up for income taxes related to benefits of $2,540 and the contribution to the Company’s Profit Sharing/401K Plan made by the Company.

(7)	Represents the contribution to the Company’s Profit Sharing/401K Plan made by the Company.

Grants of Plan-Based Awards

The following table sets forth information with respect to plan-based awards granted in 2012 to the executives named in the summary compensation table. All options were granted pursuant to the Company’s 2011 Stock Option Plan.

Name	Grant Date(1)	All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards per share	Grant Date Fair Value(3)
Peter J. Gundermann,	November 29, 2012	18,700	(2)	$20.15	$208,318
President and Chief Executive Officer
David C. Burney,	November 29, 2012	6,400	(2)	$20.15	$71,296
Executive Vice President — Finance and Chief Financial Officer
James S. Kramer,	November 29, 2012	5,700	(2)	$20.15	$63,498
Executive Vice President
Mark A. Peabody,	November 29, 2012	7,400	(2)	$20.15	$82,436
Executive Vice President

(1)	The grant date is the date the Compensation Committee of the Board of Directors meets to approve the awards.

(2)	The options vest at the rate of 20% per year commencing on November 29, 2012, and expire ten years after the date of grant.

(3)	Represents the full grant date fair value calculated in accordance with FASB ASC Topic 718. The amounts do not reflect the actual amounts that may be realized by the executive officers. Assumptions used to calculate these amounts are included in Note 13 of the audited financial statements in Form 10-K for the year ended December 31, 2012.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the executives named in the summary compensation table relating to unexercised stock options, stock that has not vested, and equity incentive plan awards outstanding as of December 31, 2012:

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Peter J. Gundermann,	17,682	—	$3.22	December 14, 2014
President and Chief Executive Officer	21,627	—	3.22	December 14, 2014
	8,450	—	4.11	February 18, 2015
	9,893	—	4.11	February 18, 2015
	13,484	—	6.22	December 13, 2015
	12,804	—	6.22	December 13, 2015
	9,788	—	10.98	December 12, 2016
	7,704	—	10.98	December 12, 2016
	6,680	—	25.17	December 19, 2017
	3,883	—	25.17	December 19, 2017
	29,952	7,488	6.23	December 9, 2018
	7,938	1,984	6.23	December 9, 2018
	22,488	14,992	6.22	December 3, 2019

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
	5,959	3,973	6.22	December 3, 2019
	5,880	8,820	16.81	December 2, 2020
	1,558	2,338	16.81	December 2, 2020
	2,140	8,560	29.77	December 1, 2021
	321	1,284	29.77	December 1, 2021
	—	18,700	20.15	November 29, 2022
David C. Burney,	3,727	—	$3.37	January 24, 2013
Executive Vice President — Finance and Chief Financial Officer	2,166	—	3.37	January 24, 2013
	9,400	—	3.47	February 19, 2014
	5,464	—	3.47	February 19, 2014
	10,100	—	3.22	December 14, 2014
	5,870	—	3.22	December 14, 2014
	8,750	—	4.11	February 18, 2015
	5,086	—	4.11	February 18, 2015
	6,900	—	6.22	December 13, 2015
	4,010	—	6.22	December 13, 2015
	4,610	—	10.98	December 12, 2016
	2,680	—	10.98	December 12, 2016
	2,210	—	25.17	December 19, 2017
	1,285	—	25.17	December 19, 2017
	10,152	2,538	6.23	December 9, 2018
	2,690	673	6.23	December 9, 2018
	7,626	5,084	6.22	December 3, 2019
	2,021	1,347	6.22	December 3, 2019
	2,000	3,000	16.81	December 2, 2020
	530	795	16.81	December 2, 2020
	720	2,880	29.77	December 1, 2021
	108	432	29.77	December 1, 2021
	—	6,400	20.15	November 29, 2022
James S. Kramer,	5,467	—	$3.37	January 24, 2013
Executive Vice President	3,175	—	3.37	January 24, 2013
	9,400	—	3.47	February 19, 2014
	5,464	—	3.47	February 19, 2014
	10,400	—	3.22	December 14, 2014
	6,045	—	3.22	December 14, 2014
	8,750	—	4.11	February 18, 2015
	5,085	—	4.11	February 18, 2015
	6,100	—	6.22	December 13, 2015
	3,545	—	6.22	December 13, 2015
	4,030	—	10.98	December 12, 2016
	2,341	—	10.98	December 12, 2016
	2,010	—	25.17	December 19, 2017
	1,167	—	25.17	December 19, 2017
	9,440	2,360	6.23	December 9, 2018

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
	2,502	625	6.23	December 9, 2018
	7,050	4,700	6.22	December 3, 2019
	1,868	1,246	6.22	December 3, 2019
	1,740	2,610	16.81	December 2, 2020
	461	692	16.81	December 2, 2020
	640	2,560	29.77	December 1, 2021
	96	384	29.77	December 1, 2021
	—	5,700	20.15	November 29, 2022
Mark A. Peabody,	15,000	—	$4.11	February 18, 2015
Executive Vice President	8,719	—	4.11	February 18, 2015
	11,200	—	6.22	December 13, 2015
	6,510	—	6.22	December 13, 2015
	6,050	—	10.98	December 12, 2016
	3,517	—	10.98	December 12, 2016
	2,640	—	25.17	December 19, 2017
	1,535	—	25.17	December 19, 2017
	13,504	3,376	6.23	December 9, 2018
	3,578	895	6.23	December 9, 2018
	10,104	6,736	6.22	December 3, 2019
	2,678	1,785	6.22	December 3, 2019
	2,600	3,900	16.81	December 2, 2020
	689	1,034	16.81	December 2, 2020
	860	3,440	29.77	December 1, 2021
	129	516	29.77	December 1, 2021
	—	7,400	20.15	November 29, 2022

Options Exercises and Stock Vested

The following table sets forth information with respect to the executives named in the summary compensation table relating to the exercise of stock options, stock appreciation rights and similar rights, and the vesting of stock in connection therewith, in 2012:

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise
Peter J. Gundermann, President and Chief Executive Officer	58,780	$1,307,818
David C. Burney, Executive Vice President — Finance and Chief Financial Officer	1,963	$40,907
James S. Kramer, Executive Vice President	—	$—
Mark A. Peabody, Executive Vice President	—	$—

Pension Benefits at December 31, 2012:

Name (a)	Plan Name (b)	Number of Years Credited Service (c)	Present Value of Accumulated Benefit ($) (d)	Payment During Last Fiscal Year ($) (e)
Peter J. Gundermann,	Astronics Corporation	25	$2,129,736	—
President and	Supplemental
Chief Executive Officer	Retirement Plan (SERP)
	SERP-Retiree Medical,	25	61,846	—
	Dental and Long-Term Care
David C. Burney,	Astronics Corporation Supplemental Retirement Plan II (SERP II)	16	1,339,405	—
Executive Vice President — Finance and Chief Financial Officer
James S. Kramer,	Astronics Corporation Supplemental Retirement Plan II (SERP II)	24	1,132,383	—
Executive Vice President

Mark A. Peabody,	Astronics Corporation Supplemental Retirement Plan II (SERP II)	7	1,062,256	—
Executive Vice President

The Company has two non-qualified supplemental retirement defined benefit plans for certain executives. The Company’s Supplemental Retirement Plan (“SERP”) targets a retirement benefit based on 65% of the three-year average compensation. The plan is unfunded and has no assets. SERP benefits are payable only to “retirement-eligible” participants, i.e., employees designated to participate in the SERP and each of whom, upon termination of employment, has attained age 65 with not less than 10 years of service or at age 60 or later with a combined total of age and years of service equal to 90. As of February 15, 2013 Peter J. Gundermann was the only non-retired participant in the SERP.

Under the terms of the SERP, (i) upon a separation of service due to Involuntary Termination (as described below), a participant with at least 10 years of continuous service with the Company, will receive a supplemental benefit based upon his or her highest consecutive three-year average compensation paid prior to termination of employment and (ii) upon a separation from service due to a termination upon a Change of Control (as described below), a participant with at least 10 years of continuous service with the Company will receive a supplemental benefit determined as follows based on the participant’s years of service as of the termination date and using the greater of (A) the highest consecutive three-year average compensation paid prior to the Change of Control, or (B) the average of the highest consecutive three-year average compensation paid prior to termination of employment, in each case subject to adjustment if the payment of the supplemental benefit commences prior to the participant attaining age 65.

The second Company non-qualified supplemental retirement plan was adopted in March 2012 (“SERP II”). The SERP II targets a retirement benefit based on 50% of the three-year average compensation. SERP II is unfunded and has no assets. The SERP II benefits are payable only to “retirement-eligible” participants, i.e., employees designated to participate in the SERP II and each of whom, upon termination of employment, has attained age 65 with not less than 10 years of service or at age 60 or later with a combined total of age and years of service equal to 90. As of February 15, 2013 David C. Burney, James S. Kramer and Mark A. Peabody were the only participants in the SERP II.

Under the terms of SERP II, (i) upon a separation of service due to Involuntary Termination, a participant with at least 10 years of continuous service with the Company will receive a supplemental benefit based upon his or her highest consecutive three-year average compensation paid prior to termination of employment and (ii) upon a separation from service due to a termination upon a Change of Control, a participant with at least 10 years of continuous service with the Company will receive a supplemental benefit based on the participant’s years of service as of the termination date and using the greater of (A) the average of the highest consecutive three-year compensation paid prior to the Change of Control, or (B) the highest consecutive three-year average compensation paid prior to termination of employment, in each case subject to adjustment if the payment of the supplemental benefit commences prior to the participant attaining age 65.

In addition, the SERP II provides that upon the occurrence of a 409A Change in Control Event (as described below), a participant with at least ten years of consecutive service with the Company will be entitled to a lump sum payment of the present value of his or her supplemental benefit determined as of the date of the 409A Change in Control Event. For a participant who has not yet commenced payment of his or her supplemental benefit, the supplemental benefit will be determined based on the participant’s years of service as of the 409A Change in Control Event and using the average of the highest consecutive three-year compensation paid prior to the 409A Change in Control Event, instead of the average for the pay paid prior to retirement. A participant who has already commenced receiving payment of the supplemental benefit at the time of the 409A Change in Control Event will be entitled to a lump sum payment of the present value of the remaining supplemental benefit determined as of the 409A Change in Control Event.

The assumptions used to calculate the benefit obligation for the SERP and SERP II are: discount rate 4.20%, future average compensation increases 5.00%. The present value of the accumulated benefit is an actuarial calculation that assumes that the plan will remain in force and that participants will remain employed by the Company until age 65 with not less than 10 years of service (as defined) or until age 60 or later with a combined total of age and years of service equal to 90.

The assumptions used to calculate the benefit obligation for the SERP-Retiree Medical, Dental and Long-Term Care are: discount rate 4.20%, future average healthcare benefit increases 5.7% for 2013, 10.8% for 2014 then gradually decreasing to 5.10% in 2050. The present value of the accumulated benefit is an actuarial calculation that assumes that the plan will remain in force and that participants will remain employed by the Company until age 65 with not less than 10 years of service (as defined) or until age 60 or later with a combined total of age and years of service equal to 90.

For purposes of the SERP and SERP II, (i) a “Change of Control” means the transfer, in one or more transactions extending over a period of not more than 24 months, of common stock of the Company possessing 25% or more of the total voting power of all shares of common stock, where a transfer shall be deemed to occur if shares of common stock are either transferred or made the subject of options, warrants, or similar rights granting a third party the opportunity to acquire ownership or voting control of such common stock and (ii) an “Involuntary Termination” means a termination of a participant’s employment relationship with the Company, other than for death, disability, retirement, or cause, (A) by or at the instigation of the Company, or (B) by or at the instigation of the participant where the participant’s compensation has been diminished or reduced to a greater extent than any diminution or reduction of the Company’s officers generally.

For purposes of the SERP II, a “409A Change in Control Event” means the occurrence of one of the following events constituting a “change in control event” within the meaning of Code Section 409A.

(i) Any one person, or more than one person acting as a group (“Group”), acquires ownership of stock of the Company that, together with stock previously held by the acquirer, constitutes more than 80% of the total fair market value or total voting power of the Company’s stock. If any one person or Group is considered to own more than 80% of the total fair market value or total voting power of the Company’s stock, the acquisition of additional stock by the same person or Group does not cause a change in ownership.

(ii) A majority of the members of the Company’s Board of Directors is replaced during any 12-month (or shorter) period by directors whose appointment or election is not endorsed by a majority of the members of the Board of the Directors before the date of the appointment or election.

For purposes of illustration, the following tables show the estimated amounts of annual retirement income that would be payable at the present time under various assumptions as to compensation and years of service to employees who participate in the SERP and SERP II. The amounts presented are subject to reduction for Social Security benefits and for profit sharing benefits earned under the Company’s Defined Profit Sharing/401k Plan. A discount factor applies for retirement-eligible participants who start to receive benefits before attaining age 65.

ESTIMATED UNFUNDED SUPPLEMENTAL RETIREMENT PLAN (SERP) TABLE

	Years of Service
Three Year Average Compensation	10	15	20	25	30
200,000	$100,000	$110,000	$120,000	$130,000	$130,000
300,000	150,000	165,000	180,000	195,000	195,000
400,000	200,000	220,000	240,000	260,000	260,000
450,000	225,000	247,500	270,000	292,500	292,500
500,000	250,000	275,000	300,000	325,000	325,000
600,000	300,000	330,000	360,000	390,000	390,000
700,000	350,000	385,000	420,000	455,000	455,000

ESTIMATED UNFUNDED SUPPLEMENTAL RETIREMENT PLAN (SERP II) TABLE

	Years of Service
Three Year Average Compensation	10	15	20	25	30
200,000	$70,000	$80,000	$90,000	$100,000	$100,000
300,000	105,000	120,000	135,000	150,000	150,000
400,000	140,000	160,000	180,000	200,000	200,000
450,000	157,500	180,000	202,500	225,000	225,000
500,000	175,000	200,000	225,000	250,000	250,000
600,000	210,000	240,000	270,000	300,000	300,000
700,000	245,000	280,000	315,000	350,000	350,000

Non-Qualified Deferred Compensation

The Company does not have any non–qualified defined contribution or other plan that provides for the deferral of compensation.

Other Potential Post-Employment Payments

The Company has an Employment Benefit Termination Agreement with Messrs. Gundermann, Burney, Kramer and Peabody.

In the event Mr. Gundermann’s employment is terminated within two years following, or directly or indirectly in connection with or in anticipation of, a change in control of the Company, he will be entitled to receive (i) his salary and fringe benefits through the termination date and an amount equal to the greater of two times his then current annual base salary or two times his average annual base salary for the two years preceding the termination date, (ii) all vested benefits under any Company retirement or profit sharing plans in which he participates and (iii) for a period of two years from the termination date, continue to be provided with an automobile or reimbursement of automobile expense and (iv) club membership dues. Mr. Gundermann has the option to receive some or all of the foregoing salary and benefits in a lump sum payment. In addition to the benefits set forth above, upon a change in control, Mr. Gundermann will be entitled to (i) exercise all vested or unvested stock options held by him on the termination date within the one year period following the termination date, or in lieu thereof, receive the bargain element of such stock options in cash, (ii) continue to receive, for a period of two years from the termination date, health, life and disability insurance coverages for which he was eligible during his employment with the Company and (iii) receive payment for accrued but unused vacation prorated for the length of his services in the calendar year in which his termination occurs.

Had Mr. Gundermann been involuntary terminated due to a change in control at December 31, 2012, he would have received salary of $752,000, club memberships fees of $12,000, health, life and disability benefits of $48,797, auto and auto expense reimbursements of $8,993 and assuming a share price of $22.88 per share, the intrinsic value of all vested and non-vested options in the amount of $3,505,616.

In the event Messrs. Burney’s, Kramer’s and Peabody’s employment is terminated within two years following, or directly or indirectly in connection with or in anticipation of, a change in control of the Company, they will be entitled to receive (i) their salary and fringe benefits through the termination date and an amount equal to the greater of their then current annual base salary or their average annual base salary for the two years preceding the termination date, (ii) all vested benefits under any Company retirement, profit sharing or supplemental retirement plan in which they participate and (iii) for a period of one year from the termination date, continue to be provided with an automobile or reimbursement of automobile expense and (iv) club membership dues. They have the option to receive some or all of the foregoing salary and benefits in a lump sum payment. In addition to the benefits set forth above, upon a change in control, they will be entitled to (i) exercise all vested or unvested stock options held by them on the termination date within the one year period following the termination date, or in lieu thereof, receive the bargain element of such stock options in cash, (ii) continue to receive, for a period of one year from the termination date, health, life and disability insurance coverage for which they are eligible during their employment with the Company and (iii) receive payment for accrued but unused vacation prorated for the length of their services in the calendar year in which their termination occurs.

Had Mr. Burney been involuntary terminated due to a change in control at December 31, 2012, he would have received a vested SERP II distribution of $1,339,405, salary of $257,000 club memberships fees of $7,052, health, life and disability benefits of $17,738, auto and auto expense reimbursements of $6,500 and assuming a share price of $22.88 per share, the intrinsic value of all vested and non-vested options in the amount of $1,836,673.

Had Mr. Kramer been involuntary terminated due to a change in control at December 31, 2012, he would have received a vested SERP II distribution of $1,132,383, salary of $230,000, club memberships fees of $2698, health, life and disability benefits of $17,564 and assuming a share price of $22.88 per share, the intrinsic value of all vested and non-vested options in the amount of $1,821,740.

Had Mr. Peabody been involuntary terminated due to a change in control at December 31, 2012, he would have received salary of $298,000, health, life and disability benefits of $24,791 and assuming a share price of $22.88 per share, the intrinsic value of all vested and non-vested options in the amount of $1,634,652.

Under their respective Employment Benefit Termination Agreements, each of Messrs. Gundermann, Burney, Kramer and Peabody are entitled to benefits (i) upon death, disability or retirement in accordance with benefits generally provided by the Company to its executives and pursuant to any retirement or supplemental retirement plan in which they participate and (ii) upon a Voluntary Termination of Employment in an amount equal to (A) their respective wages and benefits up to the date of such Voluntary Termination, including a payment in cash for any unused accrued vacation and (B) any vested benefits under any profit sharing plan (but only to the extent that such profit sharing benefit is payable prior to such Voluntary Termination), retirement plan or supplemental retirement plan in which they participate. For purposes of the Employment Benefit Termination Agreements, a Voluntary Termination of Employment means a severance of the employment relationship by or at the instigation of the executive, other than due to a change of control, death, disability or retirement.

In the past, the Company has also paid severance benefits to salaried employees upon termination of employment. The eligibility for such payments and the amount thereof, has been determined by the Company on a case by case basis.

Equity Compensation Plan Information

The following table sets forth the aggregate information of the Company’s equity compensation plans in effect as of December 31, 2012.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,329,336	$10.47	1,613,077
Equity compensation plans not approved by security holders	—	—	—

Total	1,329,336	$10.47	1,613,077

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information concerning persons known to the Company to own more than 5% of the outstanding shares of Common Stock or Class B Stock and the number of shares and percentage of each class beneficially owned by each director, each executive officer named in the summary compensation table and by all directors and executive officers as a group as of February 15, 2013 (an asterisk indicates less than 1% beneficial ownership of the class):

	Shares of Common Stock		Shares of Class B Stock
Name and Address of Owner(1)	Number	Percentage	Number	Percentage
Raymond W. Boushie(2)	27,000	*	12,028	*
Robert T. Brady(3)	40,150	*	63,155	1.7%
David C. Burney(4)	82,729	*	47,428	1.3%
John B. Drenning(5)	113,917	1.0%	194,847	5.4%
Peter J. Gundermann(6)	165,846	1.5%	257,295	7.0%
Robert J. McKenna(7)	39,546	*	32,664	*
Kevin T. Keane(8)	179,521	1.7%	1,027,699	28.4%
James S. Kramer(9)	125,646	1.2%	126,142	3.5%
Mark A. Peabody(10)	88,319	*	42,486	1.2%
BlackRock, Inc.(11)	700,255	7.1%	—	—
40 East 52nd Street
New York, NY 10022
Lewis Capital Management(12) 9454 Wilshire Blvd, Suite M1 Beverly Hills, CA 90212	509,608	5.1%	—	—
NSB Advisors LLC(13) 200 Westage Business Center Drive. Suite 228 Fishkill, NY 12524	1,108,776	11.2%	52,078	2.1%
Vanguard Group(14) 100 Vanguard Blvd Malvern, PA 19355	521,307	5.3%	—	—
Wellington Management Company(15) 280 Congress Street Boston, MA 02210	1,193,891	12.0%	—	—
All directors and executive officers as a group, (9 persons)(16)	862,674	7.7%	1,803,744	47.8%

(1)	The address for all directors and officers listed is: 130 Commerce Way, East Aurora, New York 14052.

(2)	Includes 22,000 shares of Common Stock and 7,857 shares of Class B Stock subject to options exercisable within 60 days.

(3)	Includes 35,000 shares of Common Stock and 15,413 shares of Class B Stock subject to options exercisable within 60 days.

(4)	Includes 62,468 shares of Common Stock and 29,744 shares of Class B Stock subject to options exercisable within 60 days.

(5)	Includes 35,000 shares of Common Stock and 15,413 shares of Class B Stock subject to options exercisable within 60 days.

(6)	Includes 116,544 shares of Common Stock and 71,687 shares of Class B Stock subject to options exercisable within 60 days.

(7)	Includes 31,000 shares of Common Stock and 13,088 shares of Class B Stock subject to options exercisable within 60 days and includes 10,932 shares of Common Stock and 17,190 shares of Class B Stock all owned by the Robert J. McKenna Revocable Trust.

(8)	Includes 56,500 shares of Common Stock and 27,909 shares of Class B Stock subject to options exercisable within 60 days and includes 58,120 shares of Common Stock and 73,365 shares of Class B Stock owned by Mr. Kevin Keane’s spouse or held in a trust for the benefit of Mr. Kevin Keane’s spouse, as to which he disclaims beneficial ownership.

(9)	Includes 59,560 shares of Common Stock and 28,574 shares of Class B Stock subject to options exercisable within 60 days and includes 220 shares of Common Stock and 256 shares of Class B Stock owned by Mr. James Kramer’s spouse.

(10)	Includes 61,958 shares of Common Stock and 27,355 shares of Class B Stock subject to options exercisable within 60 days.

(11)	The beneficial ownership information is based solely upon Schedule 13G filed with the SEC as of February 8, 2013.

(12)	The beneficial ownership information is based solely upon Schedule 13G filed with the SEC as of January 24, 2013.

(13)	NSB Advisors LLC reports having no sole or shared voting power for 1,108,776 shares of Common Stock and 52,078 shares of Class B Stock. NSB claims sole dispositive power for 1,108,776 shares of Common Stock and 52,078 shares of Class B Stock. The beneficial ownership information is based solely upon Schedule 13G/A filed with the SEC as of January 24, 2013.

(14)	Vanguard Group reports having 15,765 shares of sole voting power and no voting power of Common Stock. Vanguard Group claims shared dispositive power for 14,965 shares of Common Stock and sole dispositive power for 506,342 shares of Common Stock. The beneficial ownership information is based solely upon Schedule 13G filed with the SEC as of February 11, 2013.

(15)	Wellington Management Company reports having no sole voting power and shared voting power for 800,900 shares of Common Stock. Wellington Management Company claims shared dispositive power for 1,193,891 shares of Common Stock. The beneficial ownership information is based solely upon Schedule 13G filed with the SEC as of February 14, 2013.

(16)	Includes an aggregate of 480,030 shares of Common Stock and 237,040 shares of Class B Stock subject to options exercisable within 60 days.

PROPOSAL 2

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, with the approval of the Board of Directors, has selected Ernst & Young LLP as the independent registered public accounting firm, to act as auditors of Astronics Corporation for 2013. All services provided on the Company’s behalf by Ernst & Young LLP during fiscal 2012 and 2011 were approved in advance by the Audit Committee. Representatives of Ernst & Young LLP are expected to attend the meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Audit Fees.    The following table sets forth the fees billed to the Company for the last fiscal year by the Company’s independent auditors, Ernst & Young LLP:

	2012	2011
Audit	$589,857	$667,632
Audit-related	—	—
Tax	—	—
All Other	—	—

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee may delegate to an Audit Committee member the authority to approve permitted services provided that the delegated member reports any decisions to the committee at its next scheduled meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3

TO APPROVE AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board recommends approval of the amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of our Common Stock from 20,000,000 to 40,000,000 shares. On November 29, 2012, the Board unanimously approved this amendment, declared the amendment to be advisable and directed that the amendment be submitted to the shareholders for approval at the Annual Meeting.

Purposes and Effects of Increasing the Number of Authorized Shares

Currently, our Restated Certificate of Incorporation, as amended, authorizes the issuance of up to 20,000,000 shares of Common Stock. As of December 31, 2012, there were 10,865,212 shares of Common Stock outstanding and 2,880,807 shares of Common Stock were reserved for issuance upon conversion of options issued or issuable under the 1997 Director Stock Option Plan, 2005 Director Stock Option Plan, the 2001 Stock Option Plan, the 2011 Employee Stock Option Plan, the Employee Stock Purchase Plan as Amended.

The Board believes that it is desirable to have additional authorized shares of Common Stock available for possible future issuances, including for future acquisitions or share dividends or distributions. The Company has no agreements, commitments or plans with respect to the sale or issuance of any of the additional shares of Common Stock as to which authorization is sought.

If approved, this proposal would allow our Board of Directors to issue additional shares of Common Stock without further shareholder approval, unless required by applicable law or stock exchange rules. Although the Company has no specific plans at this time for use of the additional shares of Common Stock, having additional authorized shares of Common Stock available for issuance in the future would give the Company greater flexibility and would allow such shares to be issued without the expense and delay of a special shareholders’ meeting or waiting until the next Annual Meeting of Shareholders. If the Company were unable to access the capital markets by issuing additional shares when attractive opportunities arise, the Company’s ability to grow over time and to continue to issue share dividends or distributions to its shareholders could be adversely affected.

The increase in the number of authorized shares of our Common Stock may facilitate certain other anti-takeover devices that may be advantageous for our management to attempt to prevent or delay a change of control. For example, our Board of Directors could cause additional shares to be issued to a holder or holders who might side with the Board of Directors in opposing a takeover bid. Additionally, the existence of such shares might have the effect of discouraging any attempt by a person or entity, through an acquisition of a substantial number of shares of our stock, to acquire control of the Company, since the issuance of additional shares of our Common Stock could dilute the stock ownership of such person or entity. Employing such devices may adversely impact shareholders who desire a change in management, or who desire to participate in a tender offer or other sale transaction involving the Company. At the present time, we are not aware of any contemplated mergers, tender offers or other plans by a third party to attempt to effect a change in control of the Company, and this proposal is not being made in response to any such attempts.

The additional Common Stock to be authorized will have rights identical to the currently outstanding Common Stock. This proposal will not affect the par value of the Company’s Common Stock, which will remain at $.01 per share, or the voting rights of the Common Stock, which will remain at one vote per share. Under the Company’s Restated Certificate of Incorporation, as amended, shareholders do not have preemptive rights to subscribe for additional shares of Common Stock which may be issued by the Company.

If the Company issues additional shares of Common Stock, or other securities convertible into Common Stock in the future, it could dilute the voting rights of existing shareholders and could also dilute earnings per share and net asset value per share of existing shareholders.

Certificate of Amendment

If approved, and assuming the approval of Proposal 4 below, this amendment to the Company’s Restated Certificate of Incorporation, as amended, would become effective upon the filing of a certificate of amendment to the Restated Company’s Certificate of Incorporation, as amended, with the Secretary of State of New York. Pursuant to such amendment, the initial paragraph of Paragraph Fourth of our Restated Certificate of Incorporation, as amended, will be amended and restated to read as follows:

“FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is fifty million (50,000,000) shares, consisting of forty million (40,000,000) shares of Common Stock, Par Value $.01 per share, and ten million (10,000,000) shares of Class B Stock, Par Value $.01 per share.”

The remaining paragraphs of Paragraph Fourth of our Restated Certificate of Incorporation, as amended, would remain unchanged.

Vote Required

The affirmative vote of a majority of the outstanding shares of our Common Stock and Class B Stock, voting as a single class is required to approve the proposed amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” TO APPROVE THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL 4

TO APPROVE AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS B STOCK

The Board recommends approval of the amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of our Class B Stock from 5,000,000 to 10,000,000 shares. On November 29, 2012, the Board unanimously approved this amendment, declared the amendment to be advisable and directed that the amendment be submitted to the shareholders for approval at the Annual Meeting.

Purposes and Effects of Increasing the Number of Authorized Shares

Currently, our Restated Certificate of Incorporation, as amended, authorizes the issuance of up to 5,000,000 shares of Class B Stock. As of December 31, 2012, there were 3,595,732 shares of Class B Stock outstanding.

The Board believes that it is desirable to have additional authorized shares of Class B Stock available for possible future issuances, including for future acquisitions or share dividends or distributions. The Company has no agreements, commitments or plans with respect to the sale or issuance of any of the additional shares of Class B Stock as to which authorization is sought.

If approved, this proposal would allow our Board of Directors to issue additional shares of Class B Stock without further shareholder approval, unless required by applicable law or stock exchange rules. Although the Company has no specific plans at this time for use of the additional shares of Class B Stock, having additional authorized shares of Class B Stock available for issuance in the future would give the Company greater flexibility and would allow such shares to be issued without the expense and delay of a special shareholders’ meeting or waiting until the next Annual Meeting of Shareholders. If the Company were unable to access the capital markets by issuing additional shares when attractive opportunities arise, the Company’s ability to grow over time and to continue to issue share dividends or distributions to its shareholders could be adversely affected.

The increase in the number of authorized shares of our Class B Stock may facilitate certain other anti-takeover devices that may be advantageous for our management to attempt to prevent or delay a change of control. For example, our Board of Directors could cause additional shares to be issued to a holder or holders who might side with the Board of Directors in opposing a takeover bid. Additionally, the existence of such shares might have the effect of discouraging any attempt by a person or entity, through an acquisition of a substantial number of shares of our stock, to acquire control of the Company, since the issuance of additional shares of our Class B Stock could dilute the stock ownership of such person or entity. Employing such devices may adversely impact shareholders who desire a change in management, or who desire to participate in a tender offer or other sale transaction involving the Company. At the present time, we are not aware of any contemplated mergers, tender offers or other plans by a third party to attempt to effect a change in control of the Company, and this proposal is not being made in response to any such attempts.

The additional Class B Stock to be authorized will have rights identical to the currently outstanding Class B Stock. This proposal will not affect the par value of the Company’s Class B Stock which will remain at $.01 per share, or the voting rights of the Class B Stock, which will remain at 10 votes per share. Under the Company’s Restated Certificate of Incorporation, as amended, shareholders do not have preemptive rights to subscribe for additional shares of Class B Stock which may be issued by the Company.

If the Company issues additional shares of Class B Stock, or other securities convertible into Class B Stock in the future, it could dilute the voting rights of existing shareholders and could also dilute earnings per share and net asset value per share of existing shareholders.

Certificate of Amendment

If approved, and assuming the approval of Proposal 3 above, this amendment to the Company’s Restated Certificate of Incorporation, as amended, would become effective upon the filing of a certificate of amendment to the Restated Company’s Certificate of Incorporation, as amended, with the Secretary of State of New York. Pursuant to such amendment, the initial paragraph of Paragraph Fourth of our Restated Certificate of Incorporation, as amended, will be amended and restated to read as follows:

“FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is fifty million (50,000,000) shares, consisting of forty million (40,000,000) shares of Common Stock, Par Value $.01 per share, and ten million (10,000,000) shares of Class B Stock, Par Value $.01 per share.”

The remaining paragraphs of Paragraph Fourth of our Restated Certificate of Incorporation, as amended, would remain unchanged.

Vote Required

The affirmative vote of a majority of the outstanding shares of our Common Stock and Class B Stock, voting as a single class is required to approve the proposed amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Class B Stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” TO APPROVE THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS B STOCK.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During 2012, all executive officers and directors of the Company timely filed with the Securities Exchange Commission all required reports with respect to beneficial ownership of the Company’s securities.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

AND DIRECTOR INDEPENDENCE

The Company does not have written policies or procedures relating to the review, approval or ratification of related person transactions. Any such proposed transaction is submitted to the Board of Directors for approval.

John B. Drenning, a Director of the Company, is a partner in the law firm of Hodgson Russ LLP. During 2012, the Company incurred legal fees from Hodgson Russ LLP totaling $1,161,837.

PROPOSALS OF SHAREHOLDERS FOR 2014 ANNUAL MEETING

To be considered for inclusion in the proxy materials for the 2014 Annual Meeting of Shareholders, shareholder proposals must be received by the Company no later than December 6, 2013.

If a shareholder wishes to present a proposal at the Company’s 2014 Annual Meeting of Shareholders or to nominate one or more directors, and the proposal is not intended to be included in the Company’s proxy materials relating to that meeting, such proposal or nomination(s) must comply with the applicable provisions of the Company’s by-laws and applicable law. In general, the Company’s by-laws provide that with respect to a shareholder nomination for director, written notice must be addressed to the Secretary and be received by the Company no less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. For purposes of the Company’s 2014 Annual Meeting of Shareholders, such notice must be received not later than March 15, 2014 and not earlier than February 13, 2014. The Company’s by-laws set out specific requirements that such written notices must satisfy.

With respect to shareholder proposals (other than nominations for directors) that are not intended to be included in the Company’s proxy materials relating to the 2014 Annual Meeting of Shareholders, such proposals are subject to the rules adopted by the SEC relating to the exercise of discretionary voting authority unless notice of such a proposal is received by the Company no later than February 19, 2014.

OTHER BUSINESS

The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

Copies of the 2012 Annual Report to Shareholders of Astronics Corporation have been mailed to shareholders. Additional copies of the Annual Report, as well as this Proxy Statement, Proxy Card(s), and Notice of Annual Meeting of Shareholders, may be obtained from Astronics Corporation, 130 Commerce Way, East Aurora, New York 14052. The enclosed proxy statement and 2012 Annual Report to Shareholders are available at http://proxy.astronics.com.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS, BENEFICIALLY OR OF RECORD ON MARCH 26, 2013, ON REQUEST TO SHAREHOLDER RELATIONS, ASTRONICS CORPORATION, 130 COMMERCE WAY, EAST AURORA, NEW YORK 14052. THE ANNUAL REPORT ON FORM 10-K MAY ALSO BE OBTAINED IN THE INVESTOR RELATIONS SECTION OF THE COMPANY’S WEBSITE: WWW.ASTRONICS.COM.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ David C. Burney, Secretary
East Aurora, New York April 5, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL

The Notice of Meeting, proxy statement and proxy card

are available at http://proxy.astronics.com

☐ ■

ASTRONICS CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kevin T. Keane and John B. Drenning, and each of them, attorneys and proxies each with full power of substitution, to vote all shares of Common Stock of Astronics Corporation held by the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on May 14, 2013, and at all adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the matters stated on the reverse, all in accordance with and as more fully described in the accompanying Proxy Statement.

It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting.

This proxy when properly executed will be voted in the manner directed therein by the undersigned. If no other indication is made this proxy will be voted “FOR” Proposals 1, 2, 3 and 4.

(Continued and to be signed on the reverse side.)

■	14475 ■

You’re Invited

to the

ANNUAL

SHAREHOLDERS’

MEETING

TUESDAY, MAY 14, 2013, 10:00 A.M. Pacific Time

Astronics Corporation

Astronics Advanced Electronic Systems Corp.

12950 Willows Road NE

Kirkland, WA 98034

i	Please detach and mail in the envelope provided.	i

■	20630303000000001000 3			051413

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4:					FOR	AGAINST	ABSTAIN
1. Election of Directors				2. Ratify the appointment of Ernst & Young LLP as independent auditors for fiscal year 2013.	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES O Raymond W. Boushie O Robert T. Brady O John B. Drenning O Peter J. Gundermann O Kevin T. Keane O Robert J. McKenna

3.  To approve an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock.

4.  To approve an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Class B Stock.

					☐ ☐	☐ ☐	☐ ☐
5. In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or, any adjournment(s) thereof.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

				I plan to attend the Annual meeting.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: ■

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■

PROXY VOTING INSTRUCTIONS

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote phone until 11:59 PM Eastern Time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

COMPANY NUMBER

ACCOUNT NUMBER

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

You’re Invited to the ANNUAL

SHAREHOLDERS’ MEETING

TUESDAY, MAY 14, 2013, 10:00 A.M. Pacific Time

Astronics Corporation

Astronics Advanced Electronic Systems Corp.

12950 Willows Road NE

Kirkland, WA 98034

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone .

¢ 20630303000000001000 3	051413

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4:						FOR	AGAINST	ABSTAIN
1. Election of Directors				2.	Ratify the appointment of Ernst & Young LLP as independent auditors for fiscal year 2013.	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: O Raymond W. Boushie O Robert T. Brady O John B. Drenning O Peter J. Gundermann O Kevin T. Keane O Robert J. McKenna		3.	To approve an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock.	☐	☐	☐
				4.	To approve an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Class B Stock.	☐	☐	☐
				5.	In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or, any adjournment(s) thereof.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

					I plan to attend the Annual meeting.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: ■

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL

The Notice of Meeting, proxy statement and proxy card

are available at http://proxy.astronics.com

☐ ■

ASTRONICS CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kevin T. Keane and John B. Drenning, and each of them, attorneys and proxies each with full power of substitution, to vote all shares of Class B of Astronics Corporation held by the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on May 14, 2013, and at all adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the matters stated on the reverse, all in accordance with and as more fully described in the accompanying Proxy Statement.

It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting.

This proxy when properly executed will be voted in the manner directed therein by the undersigned. If no other indication is made this proxy will be voted “FOR” Proposals 1, 2, 3 and 4.

(Continued and to be signed on the reverse side.)

■	14475 ■

You’re Invited

to the

ANNUAL

SHAREHOLDERS’

MEETING

TUESDAY, MAY 14, 2013, 10:00 A.M. Pacific Time

Astronics Corporation

Astronics Advanced Electronic Systems Corp.

12950 Willows Road NE

Kirkland, WA 98034

i	Please detach and mail in the envelope provided.	i

■	20630303000000001000 3			051413

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4:					FOR	AGAINST	ABSTAIN
1. Election of Directors				2. Ratify the appointment of Ernst & Young LLP as independent auditors for fiscal year 2013.	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES O Raymond W. Boushie O Robert T. Brady O John B. Drenning O Peter J. Gundermann O Kevin T. Keane O Robert J. McKenna

3.  To approve an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock.

4.  To approve an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Class B Stock.

					☐ ☐	☐ ☐	☐ ☐
5. In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or, any adjournment(s) thereof.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

				I plan to attend the Annual meeting.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: ■

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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PROXY VOTING INSTRUCTIONS

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote phone until 11:59 PM Eastern Time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

COMPANY NUMBER

ACCOUNT NUMBER

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

You’re Invited to the ANNUAL

SHAREHOLDERS’ MEETING

TUESDAY, MAY 14, 2013, 10:00 A.M. Pacific Time

Astronics Corporation

Astronics Advanced Electronic Systems Corp.

12950 Willows Road NE

Kirkland, WA 98034

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone .

¢ 20630303000000001000 3	051413

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4:						FOR	AGAINST	ABSTAIN
1. Election of Directors				2.	Ratify the appointment of Ernst & Young LLP as independent auditors for fiscal year 2013.	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: O Raymond W. Boushie O Robert T. Brady O John B. Drenning O Peter J. Gundermann O Kevin T. Keane O Robert J. McKenna		3.	To approve an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock.	☐	☐	☐
				4.	To approve an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Class B Stock.	☐	☐	☐
				5.	In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or, any adjournment(s) thereof

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

					I plan to attend the Annual meeting.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: ■

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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